ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                     200 East Las Olas Boulevard, Suite 1900
                         Fort Lauderdale, Florida 33301

                                                  March 3, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

Re: Registration Statement on Form S-3: Visual Data Corporation (the "Company") 1,631,604 shares of Common Stock

Gentlemen:

         This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission (the "Commission") with respect to the resale of 1,631,604 shares of Common Stock, par value $.0001 per share (the "Common Stock") to be sold by the selling security holders designated in the Registration Statement. The shares of Common Stock to be sold consist of (i) 737,690 shares of Common Stock presently issued and outstanding and (iv) an aggregate of 893,914 shares of Common Stock issuable upon exercise of outstanding options and warrants, all as more fully described in the Registration Statement.

         In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the Company's Articles of Incorporation, as amended, By-Laws, instruments pertaining to the issuance of the shares of Common Stock, options and warrants held by the selling security holders, and related exhibits and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

         Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when sold by the selling security holders in the manner described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.


                                     Very truly yours,
                                     ATLAS, PEARLMAN, TROP & BORKSON, P.A.